Exhibit 5.1

Two World Financial Center
New York, NY 10281
212.768.6700
212.768.6800 fax
www.snrdenton.com

November 18, 2010

Flushing Financial Corporation
1979 Marcus Avenue, Suite E140
Lake Success, New York 11042

Re:           Flushing Financial Corporation – Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Flushing Financial Corporation, a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), with respect to the registration by the Company, and the offering from time to time, of up to $170,000,000 in aggregate initial public offering price of securities of the Company, consisting of: (i) shares of common stock of the Company, par value $0.01 per share (the “Common Stock”), (ii) shares of preferred stock of the Company, par value $0.01 per share, to be issued in one or more series (the “Preferred Stock”),
(iii) debt securities of the Company, whether senior, subordinated or junior subordinated, to be issued in one or more series (collectively, the “Debt Securities”) and
(iv) warrants to purchase Common Stock or Preferred Stock of the Company (the “Warrants”).  The Common Stock, Preferred Stock, Debt Securities and Warrants are collectively referred to herein as the “Securities.”

In rendering this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction of (i) the Registration Statement,
(ii) the Certificate of Incorporation of the Company, as amended, (iii) the Bylaws of the Company, as amended, (iv) certain resolutions adopted by the Board of Directors of the Company (the “Board”) related to the approval of the Registration Statement and the authorization to file the Registration Statement with the Commission and related matters and (v) such other documents, corporate records and instruments, and have examined such matters of law, as we have deemed necessary or advisable for purposes of rendering the opinions set forth below.  As to matters of fact, we have examined and relied upon the statements of the Company contained in the Registration Statement and, where we have deemed appropriate, representations or certificates of officers of the Company or public officials.  We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents submitted to us as copies.  In making our examination of any documents, we have assumed that all parties, other than the Company, had the corporate power and authority to enter into and perform all obligations thereunder, and, as to such parties, we have also assumed the due authorization by all requisite action, the due execution and delivery of such documents, and the validity and binding effect and enforceability thereof.

Flushing Financial Corporation
November 18, 2010	Page 2

In rendering this opinion letter, each opinion expressed and assumption relied upon herein with respect to the enforceability of any right or obligation is subject to (i) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance and injunctive relief, regardless of whether considered in a proceeding in equity or at law, (ii) bankruptcy, insolvency, receivership, reorganization, liquidation, voidable preference, fraudulent conveyance and transfer, moratorium and other similar laws affecting the rights of creditors or secured parties or the reorganization of financial institutions, (iii) the effect of certain laws, regulations and judicial and other decisions upon (a) the availability and enforceability of certain remedies, including the remedies of specific performance and self-help, and provisions purporting to waive the obligation of good faith, materiality, fair dealing, diligence, reasonableness or objection to judicial jurisdiction, venue or forum and (b) the enforceability of any provision the violation of which would not have any material adverse effect on the performance by any party of its obligations under any agreement and (iv) public policy considerations underlying United States federal securities laws, to the extent that such public policy considerations limit the enforceability of any provision of any agreement which purports or is construed to provide indemnification with respect to securities law violations.

In addition, we have assumed that (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and will comply with all applicable laws, and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, in each case, at the time the Securities are offered or issued as contemplated by the Registration Statement, (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and will at all relevant times comply with applicable laws, (iii) the Company has or will have timely filed all necessary reports pursuant to the Securities Exchange Act of 1934, as amended, which are incorporated into the Registration Statement by reference, (iv) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement, (v) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, (vi) any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise, (vii) with respect to shares of Common Stock and Preferred Stock offered, there will be sufficient shares of unissued Common Stock and Preferred Stock, as applicable, authorized under the Company’s organizational documents and not otherwise reserved for issuance at the time of issuance thereof, (viii) in the case of any agreement pursuant to which any Securities are to be issued, there shall be no term or provision contained therein that would affect the opinions rendered herein and (ix) all actions will have been taken by the Company prior to an issuance of Securities so as not to violate any applicable law or the Company’s Certificate of Incorporation, as amended, or Bylaws, as amended, or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

In rendering the opinions set forth below, we do not express any opinion concerning any law other than the federal laws of the United States and the Delaware General Corporation Law.  In rendering such opinions, we have not passed upon and do not purport to pass upon the application of securities or “blue-sky” laws of any jurisdiction (except federal securities laws).  Any opinion expressed below as to the enforceability of any agreement relates only to an agreement that designates therein the laws of the State of Delaware as the governing law thereof.

Flushing Financial Corporation
November 18, 2010	Page 3

Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, it is our opinion that:

1.
With respect to any shares of Common Stock, when (a) the Board has taken all necessary corporate action to approve the issuance of and the terms of the offering of such shares of Common Stock and related matters and (b) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered by the Company in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein, then such shares of Common Stock will be duly authorized, validly issued, fully paid and nonassessable.

2.
With respect to any particular series of shares of Preferred Stock, when (a) the Board has taken all necessary corporate action to approve the issuance of and the terms of the offering of such shares of Preferred Stock and related matters, (b) a Certificate of Designations, Rights, Preferences and Limitations has been duly filed with the Secretary of State of the State of Delaware and (c) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered by the Company in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein, then such shares of Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable.

3.
With respect to any series of Debt Securities, when (a) the Board has taken all necessary corporate action to approve the issuance of and the terms of the offering of such Debt Securities and related matters, (b) the applicable indenture with respect to such Debt Securities has been duly authorized, executed and delivered by the Company and the applicable indenture trustee, (c) the applicable indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and (d) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, such Debt Securities will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

4.
With respect to any Warrants, when (a) the Board has taken all necessary corporate action to approve the issuance of and the terms of the offering of such Warrants and related matters, (b) the applicable warrant agreement has been duly authorized, executed and delivered by the Company and the applicable warrant agent and (c) such Warrants have been duly executed, attested, issued and delivered in accordance with the provisions of the applicable warrant agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, such Warrants will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

Flushing Financial Corporation
November 18, 2010	Page 4

The Company has informed us that it intends to issue Securities from time to time on a delayed or continuous basis.  The opinions set forth above are limited to applicable laws as in effect on the date hereof.  Prior to issuing any Securities pursuant to the Registration Statement, (i) the Company will advise us in writing of the terms thereof and (ii) the Company will afford us an opportunity to review the documents pursuant to which such Securities are to be issued or sold (including the applicable offering documents) and the Company will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate.

We are furnishing this opinion solely in connection with the filing of the Registration Statement, and this opinion is not to be relied upon for any other purpose.  We assume no obligation to advise the Company of any changes in the foregoing subsequent to the delivery of this opinion. This opinion is rendered for the sole benefit of the addressee hereof and investors who purchase Securities pursuant to the Registration Statement and may not be relied upon by any other person or entity, nor quoted in whole or in part, or otherwise referred to in any other document without our express written consent.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus included in the Registration Statement under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ SNR Denton US LLP

SNR Denton US LLP